UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Optical Cable Corporation
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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OPTICAL CABLE CORPORATION

5290 CONCOURSE DRIVE

ROANOKE, VIRGINIA 24019

February 23, 2012

Dear Shareholder:

  You are cordially invited to attend the annual meeting of shareholders of Optical Cable Corporation (the “Company”), to be held on March 27, 2012, at 10:00 a.m. local time at the Green Ridge Recreation Center, 7415 Wood Haven Road, Roanoke, Virginia.

  At the annual meeting of shareholders, you are being asked to do the following:

(1)	elect the Company’s board of directors from the slate of directors nominated in accordance with the Company’s bylaws to serve until the next annual meeting of shareholders; and

(2)	ratify the appointment of KPMG LLP as the independent registered public accounting firm for the Company.

  We also will be pleased to report on the affairs of the Company.

  Whether or not you are able to attend, it is important that your shares be represented and voted at this meeting. Submitting the proxy before the annual meeting will not preclude you from voting in person at the annual meeting if you should decide to attend. Your prompt response would be greatly appreciated.

Sincerely,

/s/ Neil D. Wilkin, Jr.
Neil D. Wilkin, Jr.
Chairman of the Board of Directors,
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

Even if you plan to attend the meeting, please complete, sign and return promptly the enclosed proxy in the envelope provided to ensure that your vote will be counted. You may vote in person if you so desire even if you have previously sent in your proxy.

OPTICAL CABLE CORPORATION

Notice of Annual Meeting of Shareholders

March 27, 2012

TO THE SHAREHOLDERS:

  NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Optical Cable Corporation, a Virginia corporation (the “Company”), is scheduled to be held on March 27, 2012 at 10:00 a.m. local time at the Green Ridge Recreation Center, 7415 Wood Haven Road, Roanoke, Virginia for the following purposes:

1.	to elect five directors from the slate of directors nominated in accordance with the Company’s bylaws to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified;

2.	to ratify the appointment of KPMG LLP as the independent registered public accounting firm for the Company; and

3.	to transact such other business as may properly come before the meeting and any adjournment thereof.

  Only shareholders of record at the close of business on January 27, 2012, are entitled to notice of and to vote at the annual meeting and any adjournment thereof. All shareholders are cordially invited to attend the annual meeting in person. However, to assure your representation at the meeting, you are urged to complete, sign and date the enclosed form of proxy and return it promptly in the envelope provided. Shareholders attending the meeting may revoke their proxy and vote in person.

FOR THE BOARD OF DIRECTORS

/s/ Tracy G. Smith
Tracy G. Smith
Corporate Secretary

Roanoke, Virginia

February 23, 2012

OPTICAL CABLE CORPORATION

5290 CONCOURSE DRIVE

ROANOKE, VIRGINIA 24019

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

MARCH 27, 2012

Proxy Solicitation

This proxy statement is furnished to the holders of common shares, no par value (“Common Shares”), of Optical Cable Corporation, a Virginia corporation (the “Company”), in connection with the solicitation by the Board of Directors of the Company (sometimes referred to herein as the “Board” or the “Board of Directors”) of proxies for use at the annual meeting of shareholders to be held on Tuesday, March 27, 2012, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Shareholders. The purposes of the meeting and the matters to be acted upon are set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors is not currently aware of any other matters that will properly come before the annual meeting.

Proxies for use at the annual meeting are being solicited by and on behalf of the Board of Directors of the Company. These proxy solicitation materials are first being mailed on or about February 23, 2012 to all shareholders entitled to vote at the annual meeting. Proxies will be solicited chiefly by mail, but are also available on the Company’s website at http://www.occfiber.com/proxy. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of the shares and will reimburse them for their reasonable out-of-pocket expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the annual meeting, solicitations may be made by mail or by telephone, facsimile, e-mail, or personal interviews by Directors, officers and regular employees of the Company, none of whom will receive additional compensation for these services. All expenses incurred in connection with this solicitation will be borne by the Company.

Revocability and Voting of Proxy

A shareholder may revoke the authority granted by his or her execution of a proxy at any time before the effective exercise of such proxy by filing with the Corporate Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the annual meeting. The Company’s Common Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the shares represented thereby will be voted FOR the five directors nominated in accordance with the Company’s bylaws to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified, FOR the ratification of KPMG LLP as the independent registered public accounting firm for the Company, and in accordance with the best judgment of the Board of Directors on any other matters which may properly come before the annual meeting.

Record Date and Voting Rights

Only shareholders of record at the close of business on January 27, 2012 (the “record date”) are entitled to notice of and to vote at the annual meeting. As of the record date, 6,287,761 Common Shares were issued and outstanding. Each Common Share is entitled to one vote on all matters that may properly come before the annual meeting.

A majority of votes entitled to be cast on a particular matter, represented in person or by proxy, constitutes a quorum for purposes of the annual meeting. Once a Common Share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof, unless a new record date is set for the adjournment. Abstentions will be counted in determining the existence of a quorum, but Common Shares held by a broker, as nominee, and not voted on any matter will not be counted for such purpose.

The election of each nominee for Director requires the affirmative vote of the holders of a plurality of the votes cast in the election of Directors. All other matters to come before the annual meeting require the approval of the holders of a majority of the votes cast at the annual meeting. For this purpose, abstentions and broker non-votes will be deemed shares not voted on such matters, will not count as votes for or against the proposals, and will not be included in calculating the number of votes necessary for the approval of such matters.

Votes at the annual meeting will be tabulated by “Inspectors of Election” appointed by the Company.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board, currently comprised of five members, has nominated five persons for election as Directors. Unless otherwise specified, the proxy will be voted in favor of the persons named below to serve until the next annual meeting and until their successors are elected and qualified. Each person named below is now a Director of the Company. In the event any of the nominees are unable to serve as a Director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur as a result of a nominee being unable to serve.

The names of the nominees and certain other information about the nominees are set forth below:

Nominee	Age	Director Since	Office Held with Company

Neil D. Wilkin, Jr.	48	2001	Chairman of the Board of Directors, President and Chief Executive Officer

Randall H. Frazier	60	1996	Director

John M. Holland	66	1996	Director

Craig H. Weber	52	2002	Director

John B. Williamson, III	57	2004	Director

Mr. Wilkin is Chairman of the Board of Directors, President and Chief Executive Officer of the Company. He was named Chairman of the Board and Chief Executive Officer in September 2003, in addition to his previously held positions as President and as a member of the Board of Directors. Mr. Wilkin first became a Director and was named Chief Financial Officer and Senior Vice President of the Company in September 2001. In December 2001, Mr. Wilkin became Acting-President in addition to his role as Chief Financial Officer, and on April 11, 2002 he was named President by the Board of Directors. Prior to joining the Company, Mr. Wilkin served as Senior Vice President, Chief Financial Officer and Treasurer of homebytes.com, incorporated (“Homebytes”), a nationally licensed real estate brokerage company. Mr. Wilkin joined Homebytes in January 2000. He also was Senior Vice President and Chief Financial Officer of Owners.com, Inc., a subsidiary of Homebytes. Mr. Wilkin previously practiced law for over 5 years concentrating on mergers and acquisitions, corporate finance, and general corporate matters. He worked at two law firms: McGuireWoods LLP in Richmond, Virginia and Kirkland & Ellis in Washington, D.C. A CPA since 1986, Mr. Wilkin practiced with Coopers & Lybrand (a predecessor to PricewaterhouseCoopers) before returning to graduate business school and law school. Mr. Wilkin earned his MBA from the Darden School at the University of Virginia, is a graduate of the University of Virginia School of Law, and received his undergraduate degree from the McIntire School of Commerce at the University of Virginia.

In determining nominations to the Board of Directors, the Nominating Committee considered Mr. Wilkin’s experience leading the Company since December 2001 and his business, entrepreneurial, financial and legal background as essential and important qualities beneficial to the Board.

Mr. Frazier was elected a Director of the Company in April 1996. Mr. Frazier is currently President and Chief Executive Officer of R. Frazier, Inc., 1st Choice Financial, Inc. and XRIMZ, LLC, together a consortium of privately held companies that sell, service and finance electronic products to the home user market and that finance aftermarket automobile accessories for the consumer market. Mr. Frazier founded R. Frazier, Inc. in 1988. Mr. Frazier was self-employed in various chemical and engineering businesses prior to the founding of R. Frazier, Inc. Mr. Frazier earned a bachelor’s degree in chemistry from Virginia Military Institute.

In determining nominations to the Board of Directors, the Nominating Committee considered Mr. Frazier’s experience serving the Company’s Board since April 1996 and his broad business and entrepreneurial background as essential and important qualities beneficial to the Board.

Mr. Holland was elected a Director of the Company in April 1996. Mr. Holland is the President and Founder of Holland Technical Services, a software and automation consulting firm specializing in the manufacturing industry that he founded in 2002. Mr. Holland is also the President of the Equine Welfare Alliance, a non-profit umbrella organization with approximately 100 member organizations. Mr. Holland’s previous experience includes being employed by the Electro-Optics Product Division of ITT where he was responsible for the design of the earliest fiber optic systems and the development of automated manufacturing systems for optical fiber. Mr. Holland holds numerous patents in fiber optics and robotics and is the author of three books. His most recent book, Designing Autonomous Mobile Robots – Inside the Mind of an Intelligent Machine, was published in 2003.

In determining nominations to the Board of Directors, the Nominating Committee considered Mr. Holland’s experience serving the Company’s Board since April 1996, his fiber optic systems background and his expertise with automated manufacturing systems like those used by the Company as essential and important qualities beneficial to the Board.

Mr. Weber was elected a Director of the Company in February 2002. Mr. Weber is currently President and Chief Operating Officer of Document Capture Technologies, Inc.(OTCBB: DCMT), an IP-driven leader in the design, development, manufacture and sale of advanced imaging technologies. Previously, Mr. Weber held leadership positions as Executive Vice President, Corporate Development & Chief Financial Officer of Home Care Delivered, Inc., a provider of disposable medical supplies from 2008 to 2010, Managing Partner of Hollymeade Group, LLC, a real estate investment firm from 2003 to 2008; President of Hollymeade Land Services, LLC, an excavation company from 2005 to 2008; President & CEO of Whitlock eBusiness Solutions, a business & technology consulting company from 2001 to 2003; Chief Operating Officer, strategic planning officer and legal officer of homebytes.com incorporated, a nationally licensed real estate brokerage company from 1999 to 2001; and Vice President-Business Development and chief legal, human resources & administrative officer for Walco International, Inc., a national distributor of pharmaceuticals and other products from 1997 to 1999. Prior to that Mr. Weber practiced corporate law for 12 years as a partner at McGuireWoods and associate at Sullivan & Cromwell where he specialized in corporate finance, mergers & acquisitions, banking and general corporate matters. Mr. Weber earned his MBA from The College of William and Mary, his law degree from the University of Virginia, and his undergraduate degree from Cornell University.

In determining nominations to the Board of Directors, the Nominating Committee considered Mr. Weber’s experience serving the Company’s Board since February 2002, and his business, entrepreneurial, financial and legal background, as well as his experience with public reporting companies, as essential and important qualities beneficial to the Board.

Mr. Williamson was elected a Director of the Company in July 2004. Mr. Williamson is President, Chief Executive Officer and Chairman of the Board of RGC Resources, Inc. (Nasdaq GM: RGCO) located in Roanoke, Virginia. RGC provides natural gas sales and related services in western Virginia. Mr. Williamson joined the predecessor to RGC Resources in 1992 and has served in a number of leadership capacities with that company, including Vice President of Rates and Finance, before becoming Chief Executive Officer and President in 1999, and later being named Chairman. Mr. Williamson serves on the board of directors of Corning Natural Gas Corporation (OTCBB:CNIG.OB), Luna Innovations Incorporated (Nasdaq CM: LUNA), Botetourt Bankshares, Inc., and Friendship Retirement Community. Mr. Williamson earned his MBA from the College of William and Mary and received his undergraduate degree from Virginia Commonwealth University.

In determining nominations to the Board of Directors, the Nominating Committee considered Mr. Williamson’s experience serving the Company’s Board since July 2004, and his broad business and financial background, as well as his experience with public reporting companies, as essential and important qualities beneficial to the Board.

Code of Ethics

The Board adopted a Code of Business Conduct and Ethics on February 10, 2004, that applies to each of the Company’s directors, officers and employees. A copy of the Code of Business Conduct and Ethics can be found on the Company’s web site at http://www.occfiber.com/ir/corpgov. The Code of Business Conduct and Ethics sets forth the Company’s policies and expectations on a number of topics, including: Compliance with Laws, Rules and Regulations; Conflicts of Interest; Insider Trading; Corporate Opportunities; Competition and Fair Dealing; Discrimination and Harassment; Health and Safety; Record-Keeping; Confidentiality; Protection and Proper Use of Company Assets; Prohibitions Against Payments to Government Personnel; Waivers of the Code of Business Conduct and Ethics; Amendments; Reporting any Illegal or Unethical Behavior; and Compliance Procedures.

The Board of Directors of the Company reviews the Code of Business Conduct and Ethics on an as needed basis, and changes or amends the Code of Business Conduct and Ethics as appropriate.

The Board also adopted a Code of Ethics for Chief Executive Officer and Senior Financial Officers on February 10, 2004 (which was amended on January 28, 2006), and which applies to the President and Chief Executive Officer, the Chief Financial Officer, the Corporate Controller and the Director of Finance. The Code of Ethics for Chief Executive Officer and Senior Financial Officers, as amended, can be found on the Company’s web site at http://www.occfiber.com/ir/corpgov. Under the Code of Ethics for Chief Executive Officer and Senior Financial Officers, the Chief Executive Officer and senior financial officers have agreed to abide by principles governing their professional and ethical conduct.

The Board of Directors of the Company reviews the Code of Ethics for Chief Executive Officer and Senior Financial Officers on an as needed basis, and changes or amends the Code of Ethics for Chief Executive Officer and Senior Financial Officers as appropriate.

Adoption of Equity Ownership and Retention Policy for Non-employee Directors

On February 14, 2006, the Board of Directors adopted an Equity Ownership and Retention Policy for Non-employee Directors. The policy is applicable to all non-employee members of the Company’s Board. This policy requires each non-employee member of the Board to accumulate over a set period and retain, a minimum value of the Company’s Common Shares, and also to retain minimum percentages of the Company’s Common Shares awarded to them under any non-employee directors stock plan. The intention of this policy is to ensure non-employee members of the Board have wealth at risk in the Company’s Common Shares, further aligning the interests of the Board with those of the shareholders. A copy of the

Equity Ownership and Retention Policy for Non-employee Directors can be found on the Company’s web site at http://www.occfiber.com/ir/corpgov.

Meetings of the Board of Directors and Committees

The Board of Directors held a total of five meetings during the Company’s fiscal year ended October 31, 2011. Each Director attended in person or telephonically at least 75% of the meetings held by the Board of Directors and all committees thereof on which each Director served or, in the event that membership was for a partial year, at least 75% of the meetings occurring during the period of membership. It is the policy of the Company that every Director attend annual meetings of shareholders. All of the Directors of the Company attended the last annual meeting of shareholders. The Board of Directors has determined that each of Messrs. Frazier, Holland, Weber and Williamson qualify as independent directors. The Board considers the listing standards and rules of the Nasdaq Stock Market, Inc. (“Nasdaq”) in determining independence.

Shareholders may send communications to the Board of Directors by mailing such communications addressed to Board of Directors (or addressed to a specific individual director), c/o Optical Cable Corporation, 5290 Concourse Drive, Roanoke, Virginia 24019.

The Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.

The Audit Committee is comprised of Messrs. Frazier, Weber and Williamson. Messrs. Frazier, Weber and Williamson are all considered independent by the Company. The Company considers the corporate governance guidelines of Nasdaq and the SEC when determining independence. Each of Messrs. Frazier, Weber and Williamson are financially sophisticated. Mr. Williamson qualifies as an Audit Committee Financial Expert, as such term is defined under Item 401(h) of Regulation S-K, and has been designated the Audit Committee’s financial expert. He is also the Audit Committee Chairman. The Audit Committee met five times during the fiscal year.

The Audit Committee operates under a written charter adopted by the Board of Directors, which can be found on the Company’s web site at http://www.occfiber.com/ir/corpgov. The Audit Committee selects the independent registered public accounting firm of the Company, pre-approves the audit and permitted non-audit services provided by the Company’s independent registered public accounting firm, discusses and reviews the scope and the fees of the prospective annual audit, reviews the audit plan and the results of the annual audit with the Company’s independent registered public accounting firm, reviews compliance with existing major financial policies of the Company, reviews the adequacy of the financial organization of the Company, reviews management’s procedures and policies relative to the adequacy of the Company’s internal control over financial reporting, and compliance with federal and state laws relating to accounting practices, and is notified of material proposed transactions, if any, with related parties.

The Compensation Committee is comprised of Messrs. Frazier and Weber. The Compensation Committee met three times during the fiscal year. The Compensation Committee and Board of Directors, as appropriate, administer the stock incentive plans of Optical Cable Corporation, including the Optical Cable Corporation 2005 Stock Incentive Plan (the “2005 Stock Incentive Plan”), the Optical Cable Corporation 2011 Stock Incentive Plan (the “2011 Stock Incentive Plan”) and any successor plan. Furthermore, although no further grants are made under the Optical Cable Corporation 1996 Stock Incentive Plan (the “1996 Stock Incentive Plan”) due to its termination in accordance with the terms of the plan document on the tenth anniversary of its effective date of March 1, 1996, there are still outstanding stock options which were awarded under the 1996 Stock Incentive Plan. Any issues related to those outstanding options arising prior to their exercise or forfeiture would be administered by the Compensation Committee. Since December 2001, the Compensation Committee has consisted of only non-employee Directors. Mr. Weber is the Compensation Committee Chairman.

The Compensation Committee: (i) reviews and approves all compensation for the President and Chief Executive Officer; (ii) reviews and approves the President and Chief Executive Officer’s employment agreement, if any; (iii) reviews recommendations made by the President and Chief Executive

Officer with respect to compensation for executive officers other than the President and Chief Executive Officer; (iv) reviews recommendations made by the President and Chief Executive Officer with respect to employment agreements, if any, for executive officers other than the President and Chief Executive Officer; (v) reviews recommendations made by the President and Chief Executive Officer with respect to, and approves and administers, the criteria used for determining annual management incentive bonus compensation, if any, for senior officers and managers of the Company; (vi) establishes the individual goals for the President and Chief Executive Officer to be used for determining annual management incentive bonus compensation; and (vii) carries out related responsibilities required by the rules of the U.S. Securities and Exchange Commission.

The Nominating and Corporate Governance Committee is comprised of Messrs. Frazier, Weber and Williamson. Messrs. Frazier, Weber and Williamson are all considered independent by the Company. The Company considers the corporate governance guidelines of Nasdaq and the SEC when determining independence. The Nominating and Corporate Governance Committee met two times during the fiscal year. Mr. Frazier is the Nominating and Corporate Governance Committee Chairman.

The Nominating and Corporate Governance Committee: (i) reviews the qualifications of candidates to serve on the Board of Directors and for each election of Directors recommends nominees for consideration by the full Board of Directors; (ii) reviews and makes recommendations to the Board of Directors on matters of Director independence and corporate governance of the Board; and (iii) has such other duties as may be requested by the Board or the Chairman of the Board of Directors. The Nominating and Corporate Governance Committee considers diversity in identifying nominees for directors. In defining “diversity”, the Nominating and Corporate Governance Committee considers an individual’s background, reputation, professional experience, education and skill, civic involvement, race, gender and/or national origin. The Company does not have a written policy with regard to the consideration of diversity in identifying director nominees.

Board Leadership Structure and Lead Director

Our Board leadership structure is currently composed of a combined Chairman of the Board of Directors and Chief Executive Officer, an independent Audit Committee Chairman, an independent Compensation Committee Chairman, and an independent Nominating and Corporate Governance Chairman.

Mr. Wilkin is Chairman of the Board of Directors, President and Chief Executive Officer of the Company. He was named Chairman of the Board and Chief Executive Officer in September 2003, in addition to his previously held positions as President and as a member of the Board of Directors.

 After careful consideration, our Board of Directors has determined that at this time it is appropriate for the Chairman and the CEO to be the same individual. The Board of Directors has also determined, for the reasons set forth herein, that a lead independent director is not necessary and has not appointed one at this time. In making these determinations, the Board of Directors considered the relative size of the Company, the size of the Board of Directors and the fact that all remaining members of the Board of Directors are independent Directors. The Board believes that having a combined role, considering the Company’s size, enhances the ability to provide insight and direction on important strategic initiatives to both management and the Board, and to ensure that they act with a common purpose. The Company also believes that its overall corporate governance policies and practices adequately address any governance concerns raised by the dual CEO and Chairman role. Separating the roles would potentially result in less effective management and governance processes through undesirable duplication of work and, in worst case, lead to a blurring of the current clear lines of accountability and responsibility.

The Board of Director’s Role in Risk Oversight

Our Board of Directors has primary responsibility for overall risk oversight. The Board and the Company’s management each have distinct roles in the identification, assessment, oversight and management of potential risks that could affect the Company’s ability to achieve its strategic and financial objectives. Our corporate governance policies provide that the Board shall assess major risk factors relating to the Company and its performance, and review measures to mitigate and address such risks. To facilitate effective oversight, the various committees of the Board meet periodically and report to the full Board regarding potential risks to the Company, as well as the Company’s strategy for managing those risks to an appropriate level. However, while each of the committees contributes to the risk management oversight function by assisting the Board in the manner described, the Board itself remains responsible for the oversight of the Company’s overall risk management program. We believe that this structure ensures that our Board is fully aware of, and appropriately oversees, the Company’s significant risks.

The Board believes that its current leadership structure best facilitates its oversight of risk by combining independent leadership, through independent board committees, and majority independent board composition, with an experienced Chairman and Chief Executive Officer who has intimate knowledge of our business, history, and the complex challenges we face. The Chairman and Chief Executive Officer’s in-depth understanding of these matters and involvement in the day-to-day management of the Company uniquely positions him to promptly identify and raise key business risks to the Board, call special meetings of the Board when necessary to address critical issues, and focus the Board’s attention on areas of concern. The independent committee chairs and other directors also are experienced professionals or executives who can and do raise issues for Board consideration and review, and are not hesitant to challenge management. The Board believes there is a well-functioning and effective balance between the independent Board members and the Chairman and Chief Executive Officer, which enhances risk oversight.

The Board of Directors exercises its oversight responsibility for risk both directly and through its three standing committees. Throughout the year, the Board and each committee spend a portion of their time reviewing and discussing specific risk topics. The full Board is kept informed of each committee’s risk oversight and related activities through regular oral reports from the committee chairs or committee meeting minutes available for review by all directors. Strategic, operational and competitive risks also are presented and discussed at the Board’s quarterly meetings, and more often as needed. Periodically, the Board conducts a review of our long-term strategic plans and other members of senior management report on our top risks and the steps management has taken or will take to mitigate these risks. In addition, legal counsel updates the Board on material legal and regulatory matters as requested by the Board. On a regular basis between Board meetings, our Chairman and Chief Executive Officer reports to the Board on the critical issues faced and recent developments as deemed necessary. These reports may include a discussion of business risks and/or a discussion regarding enterprise risk.

The Audit Committee meets regularly with our Chief Executive Officer, Chief Financial Officer, independent registered public accounting firm and legal counsel to discuss our major financial risk exposures, financial reporting, internal controls, credit and liquidity risk and compliance risk. The Audit Committee meets regularly in separate executive session with the independent registered public accounting firm, as well as with committee members only, to facilitate a full and candid discussion of risk and other governance issues.

The Compensation Committee is responsible for overseeing human capital and compensation risks, including evaluating and assessing risks arising from our compensation policies and practices for all employees and ensuring executive compensation is aligned with performance. The Compensation Committee also is charged with monitoring our incentive and equity-based compensation plans, including employee benefit plans.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS NAMED ON THE PROXY.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee has selected, subject to ratification by the shareholders, the firm of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2012. Although action by the shareholders in this matter is not required, the Board of Directors believes that it is appropriate to seek shareholder ratification of this appointment. In the event the shareholders do not ratify the selection of KPMG LLP, the selection of another independent registered public accounting firm will be considered by the Audit Committee.

A representative of KPMG LLP is expected to attend the annual meeting of shareholders. The representative will have the opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF KPMG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2012.

BENEFICIAL OWNERSHIP OF SECURITIES

Except as noted below, the following table sets forth information as of January 27, 2012, regarding the beneficial ownership of the Company’s Common Shares of (i) each person made known to the Company through public filings made with the SEC to be the beneficial owner, within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of more than 5% of the outstanding Common Shares, (ii) each director and nominee of the Company, (iii) each current executive officer of the Company named in the Summary Compensation Table (see “Executive Compensation”) and (iv) all executive officers and Directors and nominees of the Company as a group. Unless otherwise indicated, the address of each named beneficial owner is c/o Optical Cable Corporation, 5290 Concourse Drive, Roanoke, Virginia 24019.

Except to the extent indicated in the footnotes, each of the beneficial owners named below has sole voting and investment power with respect to the shares listed.

Name and Address	No. of Shares		Percent of Class
Neil D. Wilkin, Jr.	460,000	(1)	7.32%
Tracy G. Smith	143,841	(2)	2.29%
Randall H. Frazier	35,921	(3)	*
John M. Holland	35,921	(4)	*
Craig H. Weber	101,046	(5)	1.61%
John B. Williamson, III	48,442	(6)	*
FMR LLC	300,000	(7)	4.77%
Dimensional Fund Advisors LP	520,279	(8)	8.27%
Royce & Associates, LLC	416,690	(9)	6.63%
All Directors and executive officers as a group (6 persons)	825,171		13.12%

*	Less than 1%

(1)

Includes 129,736 shares of restricted stock still subject to vesting. See the “Executive Officer Compensation” section of this proxy statement for a description of vesting criteria of these restricted share awards. Mr. Wilkin’s holdings include 49,923 Common Shares which he has purchased in open-market transactions at various times and 27,826 Common Shares which he acquired upon exercise of warrants, purchased by Mr. Wilkin from third parties in arm’s length transactions. Of the shares owned by Mr. Wilkin, 76,623 Common Shares are held jointly with his wife, who shares voting and investment power as to those shares. Mr. Wilkin disclaims beneficial ownership of 460 shares held by his minor children and which are excluded from the number of shares set forth above. In October 2007, and in connection with the exercise of certain warrants, Mr. Wilkin entered into a loan agreement (as amended) and pledged 137,901 shares as security for the loan.

(2)	Includes 5,000 shares that Ms. Smith may acquire within 60 days of the date hereof at an exercise price of $4.64 per share through the exercise of stock options granted pursuant to the 1996 Stock Incentive Plan. Also includes 55,193 shares of restricted stock still subject to vesting. See the “Executive Officer Compensation” section of this proxy statement for a description of vesting criteria of these restricted share awards. Ms. Smith owns 3,250 Common Shares jointly with her husband, who shares voting and investment power as to those shares. Of the 3,250 Common Shares she owns jointly with her husband, 2,500 were acquired upon exercise of warrants, purchased by Ms. Smith from third parties in arm’s length transactions.

(3)	Includes 1,041 shares that Mr. Frazier may acquire through the exercise of stock options within 60 days of the record date of January 27, 2012. Mr. Frazier has pledged 16,326 of his Common Shares as security for a loan.

(4)	Includes 1,041 shares that Mr. Holland may acquire through the exercise of stock options within 60 days of the record date of January 27, 2012.

(5)	Includes 1,041 shares that Mr. Weber may acquire through the exercise of stock options within 60 days of the record date of January 27, 2012. Mr. Weber’s holdings include 57,625 Common Shares which he purchased in open-market transactions at various times and 7,500 Common Shares which he acquired upon exercise of warrants, purchased by Mr. Weber from third parties in arm’s length transactions.

(6)	Mr. Williamson owns 13,562 Common Shares jointly with his wife, who shares voting and investment power as to those shares. Of the 13,562 Common Shares, Mr. Williamson acquired 5,000 upon exercise of warrants, purchased by Mr. Williamson in a private transaction, and Mr. Williamson purchased 6,500 in open-market transactions at various times.

(7)	FMR LLC’s address is 82 Devonshire Street, Boston, MA 02109. Share ownership information reflected in the table is as of December 31, 2011 and is based on the Form SC 13G/A filed by FMR LLC with the SEC on February 13, 2012.

(8)	Dimensional Fund Advisors LP’s address is Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746. Common Share ownership information reflected in the table is as of December 31, 2011 and is based on the Form SC 13G/A filed by Dimensional Fund Advisors LP with the SEC on February 13, 2012.

(9)	Royce & Associates, LLC’s address is 745 Fifth Avenue, New York, NY 10151. Common Share ownership information reflected in the table is as of December 31, 2009 and is based on the Form SC 13G/A filed by Royce & Associates, LLC with the SEC on January 26, 2010. At the time of the printing of the proxy, no updated Form SC 13G/A had been filed by Royce & Associates, LLC.

EXECUTIVE OFFICERS

The current executive officers of the Company are: Neil D. Wilkin, Jr., Chairman of the Board, President and Chief Executive Officer and Tracy G. Smith, Senior Vice President and Chief Financial Officer. Please see the “Election of Directors” section of this proxy statement for certain information concerning Mr. Wilkin.

 Tracy G. Smith, age 44, became the Senior Vice President and Chief Financial Officer on July 9, 2008. Prior to becoming Senior Vice President and Chief Financial Officer, Ms. Smith served as the Company’s Vice President and Chief Financial Officer from September 16, 2003 through July 8, 2008.

Prior to becoming Vice President and Chief Financial Officer, Ms. Smith served as the Company’s Controller from May 1, 2002 through September 15, 2003. Ms. Smith was named Corporate Secretary of the Company effective June 22, 2004. Prior to joining the Company, Ms. Smith was the Corporate Controller for RBX Corporation. Ms. Smith is a CPA and has over 12 years of experience in public accounting with KPMG LLP. Ms. Smith left KPMG LLP in December of 2001. Ms. Smith holds a bachelor of science degree in business with a major in accounting from Virginia Polytechnic Institute and State University.

There are no family relationships among the directors or executive officers of the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning compensation paid by the Company to the Chief Executive Officer and to all other executive officers of the Company whose total salary and bonus exceeded $100,000 for the fiscal year ended October 31, 2011.

For purposes of this table and subsequent tables, fiscal year 2011 means November 1, 2010 through October 31, 2011 and fiscal year 2010 means November 1, 2009 through October 31, 2010.

Summary Compensation Table

Name and Principal Position	Fiscal Years	Annual Salary ($)	Annual Bonus ($)	Restricted Share Awards ($)(1)	All Other Compensation ($)(2)
Neil D. Wilkin, Jr.	2011	$358,750	$180,860	$210,113	$23,436
Chairman of the Board,	2010	$312,500	$341,024	$232,481	$18,387
President and Chief
Executive Officer

Tracy G. Smith	2011	$203,875	$55,880	$93,400	$20,566
Senior Vice President and	2010	$180,250	$76,973	$107,415	$17,644
Chief Financial Officer

William R. Reynolds (3)	2011	$33,987	$—	$(14,349)	$63,329
Senior Vice President	2010	$165,000	$5,773	$32,976	$14,615

(1)	These amounts represent the share-based compensation expense, and reversal of such expense, recognized by the Company for financial statement purposes for awards granted both in and prior to fiscal year 2011. No long-term equity grants were made by the Company during fiscal year 2010.

(2)	These amounts represent insurance premiums and medical benefits paid or accrued by the Company on behalf of the individual executive officers, the Company’s paid or accrued contributions to the Company’s 401(k) retirement savings plan on behalf of the individual executive officers during the fiscal year and dividends received by the executives on unvested restricted share awards. Payments made to Mr. Reynolds in accordance with his severance agreement are included in All Other Compensation for fiscal year 2011.

(3)	Mr. Reynolds retired from the Company on December 17, 2010.

Stock Option Grants

The Company has not granted any stock options since June 2002.

Outstanding Equity Awards Table at Fiscal Year End

The following table provides information concerning unexercised options and unvested restricted shares of the Company’s Common Stock held by the named executive officers of the Company as of October 31, 2011:

Name	Grant Date	Exercisable (1)	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested (2)
Neil D. Wilkin, Jr.	—	—	$—	—	129,736	$464,455
Tracy G. Smith	6/11/2002	5,000	4.64	6/11/2012	55,193	197,591

(1)	All options granted by the Company were fully vested at October 31, 2011.

(2)	The market value of the stock awards is based on the closing market price of the Company’s Common Stock as of October 31, 2011, which was $3.58.

Stock Option Exercises

There were no stock options exercised by the named executive officers for the fiscal year ended October 31, 2011.

Compensation of Directors

Each non-employee Director was paid a retainer of $12,000 cash in March 2011 and 7,589 Common Shares in April 2011 as compensation for their service during the year. Members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee of the Board of Directors of the Company were each paid an annual cash retainer of $5,000, $3,000 and $500, respectively. The Chairman of the Audit Committee was paid an additional annual cash retainer of $7,500, the Chairman of the Compensation Committee was paid an additional annual cash retainer of $5,000 and the Chairman of the Nominating and Corporate Governance Committee was paid an additional annual cash retainer of $500. In addition to the aforementioned retained and common stock compensation, each non-employee Director also was paid $500 for each board and nominating and corporate governance committee meeting and $1,000 for each audit and compensation committee meeting that he attended. The Company reimbursed the non-employee Directors for their reasonable out-of-pocket expenses related to attending meetings of the Board of Directors or any of its committees. The Chairman, President and Chief Executive Officer did not receive any compensation for his services as Director, but does receive compensation as an employee of the Company. No other employees of the Company are members of the Board of Directors.

On March 27, 2007, the Compensation Committee of the Board of Directors approved and recommended to the Board, and the Board of Directors adopted, a Policy for the Timing of Equity Compensation Grants Under Stock Incentive Plans and Non-Employee Director Stock Plans (the “Timing Policy”). Generally, the Timing Policy anticipates annual equity grants for Non-Employee Directors to occur on or about the first business day of April. During fiscal year 2011, the Company granted restricted stock awards under the 2004 Non-Employee Directors Plan on April 8, 2011.

Non-Employee Director Compensation Table

The following table details the total compensation earned by the Company’s Non-employee Directors for the year ended October 31, 2011.

Name	Fees Earned or Paid in Cash (1)	Stock Awards	Total
Randall H. Frazier	$32,500	$36,731	$69,231
John M. Holland	14,500	36,731	51,231
Craig H. Weber	37,000	36,731	73,731
John B. Williamson, III	33,500	36,731	70,231

(1)	Includes compensation paid for meeting attendance as described above.

Summary of Equity Compensation Plans

A summary of the equity compensation plans as of October 31, 2011 follows:

	(a)		(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)		Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:

1996 Stock Incentive Plan	128,265	shares	$7.11	—	shares
2005 Stock Incentive Plan	417,727	shares	$—	27,199	shares
2011 Stock Incentive Plan	32,265	shares	$—	466,190	shares
2004 Non-employee Directors Stock Plan	—	shares	$—	110,480	shares

Total for approved plans	578,257	shares	$1.58	603,869	shares

Non-employee Directors equity compensation not pursuant to a plan approved by security holders	3,123	shares	$7.12	—	shares

Total for all plans	581,380	shares	$1.61	603,869	shares

(1)	Includes restricted shares that are issued and outstanding, but have not yet vested and are subject to forfeiture.

The term “shares” in the table above means our Common Shares.

During 2002, our Board of Directors approved grants of stock options to purchase a total of 3,123 shares of our Common Stock at an exercise price of $7.12 per share, the closing price at the date of the grant, to non-employee members of the Board of Directors. These grants are not part of a plan that was submitted to a vote of the shareholders. These grants were made to non-employee members of the Board of Directors who had not served as an executive officer during the past year as partial compensation for service by non-employee directors. Non-employee members of the Board of Directors abstained from the vote approving the grants. These options vested monthly over one year. The per share estimated fair value of stock options granted to these outside members of the Board of Directors was $6.87 on the date of grant using the Black-Scholes option-pricing model with the following assumptions: no expected cash dividend yield, risk-free interest rate of 5.34%, expected volatility of 133.6% and an expected life of 9 years. The stock options expired unexercised on February 13, 2012.

Criteria for Compensation Levels

The Company has always sought to attract and retain qualified executives and employees able to positively contribute to the success of the Company for the benefit of its various stakeholders, most importantly shareholders.

The Compensation Committee (in establishing compensation levels for the President and Chief Executive Officer) and the Company (in establishing compensation levels for other executives) considers many factors, including, but not limited to, the individual’s abilities and executed performance that results in: the advancement of corporate goals of the Company, execution of the Company’s business strategies, contributions to positive financial results, and contributions to the development of the management team and other employees. An officer must demonstrate his or her ability to deliver results in his or her areas of responsibility, which can include, among other things: business development with new and existing customers, development of new products, efficient management of operations and systems, implementation of appropriate changes and improvements to operations and systems, personnel management, financial management, and strategic decision making. In determining compensation levels, the Compensation Committee and the Company also consider: competitiveness of compensation packages relative to other comparable companies, both inside and outside of the fiber optic and connectivity industries, and experience of the individual.

Compensation levels for executive officers are generally reviewed annually, but may be reviewed more often as deemed appropriate.

Analysis of Compensation Ranges for Key Management Personnel

The Compensation Committee annually engages an outside consultant to gather and analyze compensation data in order to establish comparable ranges of base compensation and targeted short- and long-term variable compensation ranges for similarly situated companies. Compensation data is gathered from proxies for publicly-traded companies in similar industries and/or of a similar size and complexity. Additionally, compensation data is gathered from published compensation surveys of companies of similar size and complexity–which includes data from both publicly-traded and privately-held companies. The compensation data from these two sources is blended (when data for the position is available from proxies) to provide a benchmark used for the purpose of evaluating appropriate compensation ranges for base compensation and targeted short- and long-term variable compensation of key management personnel. Data from published compensation surveys is more heavily weighted in this analysis because that data reflects a heavier concentration of similarly sized companies. The outside consultant is also engaged by the Company to assist with benefits administration related to the Company’s 401(k) Plan and with the annual Directors and Officers Insurance renewal.

Compensation of Executive Officers

Executive officer compensation is comprised of three components: base salary, annual incentive bonus compensation, and long-term incentive equity grants pursuant to the terms of the Company’s 2005 Stock Incentive Plan, its 2011 Stock Incentive Plan and any subsequently adopted stock incentive plan.

Annual incentive bonus compensation payable to executive officers were levered up or down based on performance relative to the quantitative corporate and team goals, and qualitative goals compared to the bonus criteria.

Equity Compensation Plan Information

The Company uses long-term incentive equity grants to provide appropriate incentives to key employees to accomplish the Company’s strategic goals and build long-term shareholder value, to strengthen the desire of such key employees to remain with the Company, and to align the personal financial interests of such key employees with those of the Company’s shareholders. The Compensation Committee believes that equity awards are particularly appropriate in light of the nature of the Company’s business and long-term business plans.

Long-term equity incentive grants are made pursuant to the 2005 Stock Incentive Plan and the 2011 Stock Incentive Plan. The Compensation Committee receives recommendations from the President and Chief Executive Officer for employees (other than the President and Chief Executive Officer) eligible to receive long-term equity incentive grants. The Compensation Committee reviews the recommendations ensuring that proposed long-term equity incentive grants are consistent with accomplishing the Company’s long-term objectives, and approves all long-term equity incentive grants made to employees (proposing and approving long-term equity incentive grants for the President and Chief Executive Officer). Individual performance and Company performance are considered in awarding long-term incentive equity compensation. The Compensation Committee moved toward granting restricted stock awards in recent years, with no stock options being awarded since June 2002.

As of October 31, 2011, the Company has 27,199 shares which are available for grant as long-term incentive equity grants under the 2005 Stock Incentive Plan and 466,190 shares which are available for grant as long-term equity grants under the 2011 Stock Incentive Plan. When originally adopted, it was anticipated the shares available for grant under the 2005 Stock Incentive Plan would be utilized over approximately 5 years – which has been the case with grants made in each year including 2005 through 2011, excluding fiscal year 2010, at the recommendation of the President and Chief Executive Officer. It is anticipated that the shares available for grant under the 2011 Stock Incentive Plan will be utilized over approximately 5 years.

On March 27, 2007, the Compensation Committee of the Board of Directors approved and recommended to the Board, and the Board of Directors adopted, a Policy for the Timing of Equity Compensation Grants Under Stock Incentive Plans and Non-Employee Directors Stock Plans. Generally, the Timing Policy anticipates annual equity grants for key employees to occur on or about the first business day of April. During fiscal year 2011, the Company granted restricted stock awards under both the 2005 Stock Incentive Plan and the 2011 Stock Incentive Plan to key employees on April 10, 2011.

Equity Ownership and Retention Policy for the Leadership Team

On January 28, 2006, the Compensation Committee approved and recommended to the Board, and on February 14, 2006, the Board of Directors adopted, an Equity Ownership and Retention Policy for the Senior Staff. The policy is applicable to certain members of the Company’s management team (now referred to as the Leadership Team) generally holding a position of Director or above, including each of the named executive officers. This policy requires each Leadership Team member to accumulate over a set period and retain, a minimum value of shares of the Company’s Common Stock, and also to retain minimum percentages of shares of the Company’s Common Stock awarded to them under any stock incentive plan. The intention of this policy is to ensure the Leadership Team members have wealth at risk in the Company’s Common Stock, further aligning the interests of the management team with those of the shareholders. A copy of the Equity Ownership and Retention Policy for the Senior Staff can be found on the Company’s web site at http://www.occfiber.com/ir/corpgov. The President and Chief Executive Officer and the Compensation Committee will be evaluating relative to current best practices, and the Compensation Committee may consider changing, which members of the Leadership Team will be eligible for future long-term incentive equity grants and be subject to the Equity Ownership and Retention Policy for the Senior Staff.

Employment Agreements

Neil D. Wilkin, Jr. (Chairman of the Board, President and Chief Executive Officer)

Mr. Wilkin is employed pursuant to an amended and restated employment agreement dated as of April 11, 2011, approved by the Compensation Committee. Under the terms of this employment agreement, Mr. Wilkin is paid an annual base salary, which may be increased periodically, and an annual bonus target equal to a percentage of his annual base salary, which may be adjusted periodically. The bonus target was 100% for fiscal year 2011. The amount of the annual bonus target and the criteria for its award are set forth in the Company’s senior leadership team annual bonus criteria. Mr. Wilkin’s employment agreement also anticipates that he will participate in grants of long-term equity compensation awarded from time to time to senior executives pursuant to equity participation plans, including grants under the Optical Cable Corporation 2005 Stock Incentive Plan and 2011 Stock Incentive Plan or any successor plan. The initial term of Mr. Wilkin’s amended and restated employment agreement shall end on October 31, 2014, with the agreement being extended for one year on each November 1, beginning on November 1, 2012, unless the Company or Mr. Wilkin provides the other party with prior written notice of the intention to not renew and extend the agreement.

Tracy G. Smith (Senior Vice President and Chief Financial Officer)

Ms. Smith is employed pursuant to an amended and restated employment agreement, dated as of April 11, 2011, proposed by the President and Chief Executive Officer and approved by the Compensation Committee. Under the terms of this employment agreement, Ms. Smith is paid an annual base salary, which may be increased periodically and has an annual bonus target equal to a percentage of her annual base salary, which may be adjusted periodically. The bonus target was 40% for fiscal year 2011. The amount of the annual bonus target and the criteria for its award are set forth in the Company’s senior leadership team annual bonus criteria. Ms. Smith’s employment agreement also anticipates that she will participate in grants of long-term equity compensation awarded from time to time to senior executives pursuant to equity participation plans, including grants under the Optical Cable Corporation 2005 Stock Incentive Plan and 2011 Stock Incentive Plan or any successor plan. The initial term of Ms. Smith’s amended and restated employment agreement shall end on October 31, 2014, with the agreement being renewed and extended for one year on each November 1, beginning on November 1, 2012, unless the Company or Ms. Smith provides the other party with prior written notice of the intention to not renew and extend the agreement.

Compliance with Section 162(m) of the Internal Revenue Code

The Company is subject to Section 162(m) of the Internal Revenue Code, which imposes a $1 million limit on the amount of compensation that may be deducted by the Company for a taxable year with respect to each of the Chief Executive Officer and the four most highly compensated executive officers of the Company. Performance-based compensation, if it meets certain requirements, is not subject to the deduction limit. The Compensation Committee has reviewed the impact of Section 162(m) on the Company and believes that it is unlikely that the compensation paid to any of the executive officers during the current fiscal year will be deemed to exceed the limit. Furthermore, the Stock Incentive Plans generally are designed to comply with the requirements of the performance-based compensation exception for the $1 million limit. The Compensation Committee will continue to monitor the impact of the Section 162(m) limit on the Company and to assess alternatives for avoiding any loss of tax deductions.

REPORT OF THE AUDIT COMMITTEE

Messrs. Frazier, Weber and Williamson are members of the Audit Committee. Messrs. Frazier, Weber and Williamson are considered independent members of the Audit Committee under the listing standards of Nasdaq and under the SEC’s audit committee independence standards. Mr. Williamson serves as Chairman of the Audit Committee.

The Audit Committee operates under a written charter adopted by the Company’s Board of Directors.

Management is responsible for the Company’s internal control over financial reporting and the financial reporting process and preparing the Company’s consolidated financial statements. The Company’s independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB), forming and expressing an opinion about whether the consolidated financial statements are presented fairly, in all material respects, in conformity with U.S. generally accepted accounting principles, and the issuance of their auditors’ report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The independent registered public accounting firm discussed with the Audit Committee matters required to be communicated by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. These discussions included, among other things:

•

the independent registered public accounting firm’s judgments about the quality, not just the acceptability, of the Company’s accounting principles as applied in the Company’s consolidated financial statements;

•	the critical accounting policies and practices used by the Company;

•

any alternative treatments within U.S. generally accepted accounting principles for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent registered public accounting firm;

•	methods used to account for significant or unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the firm’s conclusions regarding the reasonableness of these estimates;

•	any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the consolidated financial statements;

•	any audit adjustments and any uncorrected consolidated financial statement misstatements; and

•	other material written communications between the independent registered public accounting firm and management.

The independent registered public accounting firm also communicated to the Audit Committee in writing any relationships between the independent registered public accounting firm and the Company and persons in financial reporting oversight roles at the Company and provided confirmation of their independence with respect to the Company as required under PCAOB Rules and all relevant professional and regulatory standards.

The Company is required to comply with Section 404(a) of the Sarbanes-Oxley Act of 2002 (“Section 404(a)”). Section 404(a) requires: (i) the Company’s management to state its responsibility for establishing and maintaining an adequate internal control structure and procedures for financial reporting, and (ii) the Company’s management to assess at the end of each fiscal year the effectiveness of the Company’s internal control structure and procedures for financial reporting.

The Company’s management team engaged an accounting firm as a consultant to assist with Section 404(a) compliance, including the testing of the effectiveness of key aspects of the Company’s internal control structure and procedures for financial reporting. The Company’s management team completed its required assessment of the Company’s internal control structure and procedures for financial reporting as of October 31, 2011. The Audit Committee has been involved in the appropriate oversight of management’s Section 404(a) compliance program.

Based on the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representation of management regarding the audited consolidated financial statements and of the report of the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2011, for filing with the Securities and Exchange Commission.

Respectfully submitted,

John B. Williamson, III,
Chairman of the Audit Committee

Randall H. Frazier,
Member of the Audit Committee

Craig H. Weber,
Member of the Audit Committee

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accountant Fees

The following table sets forth the amount of fees billed or expected to be billed for services rendered by KPMG LLP, the Company’s independent registered public accounting firm, for the fiscal years ended October 31, 2011 and 2010.

	2011	2010
	Amount	Amount
Audit fees (1)	$263,675	$275,000

Audit related fees (2)	5,000	–

Tax fees	–	–

All other fees	–	–

Total fees	$268,675	$275,000

(1)	Audit fees include annual financial statement audit and limited quarterly review services in 2011 and 2010.
(2)	Audit related fees include issuance of consent for registration statement on Form S-8 in 2011.

Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Registered Public Accounting Firm

    As stated in the Audit Committee charter, the Audit Committee must pre-approve all audit and permitted non-audit services provided by the Company’s independent registered public accounting firm. During fiscal year 2011, the Audit Committee pre-approved all of the services provided by KPMG LLP. The Audit Committee has considered the provisions of these services by KPMG LLP and has determined that the services are compatible with maintaining KPMG LLP’s independence.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES ACT OF 1934

Section 16(a) of the Exchange Act requires the Company’s executive officers, Directors and persons who own more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, Directors and greater than ten percent shareholders are required by the regulation to furnish the Company with copies of the Section 16(a) forms which they file.

To the Company’s knowledge, based solely on review of copies of reports furnished to the Company and written representations from executive officers and Directors regarding reports required to be filed during the fiscal year ended October 31, 2011, all Section 16(a) filing requirements applicable to the Company’s executive officers, Directors were complied with by such persons. The Company has not been provided with copies of Section 16(a) forms for any greater than ten percent beneficial owners, nor has the Company otherwise been made aware of the existence of any greater than ten percent beneficial owners that existed during or as of the year ended October 31, 2011.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the year ended October 31, 2011, the Company incurred fees associated with consulting services provided by Mr. Holland totaling $54,855 for various engineering projects.

OTHER MATTERS

The Board of Directors knows of no other business to be acted upon at the annual meeting or properly before the meeting other than those matters referred to in this proxy statement. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their best judgment.

NOMINATIONS AND PROPOSALS BY SHAREHOLDERS FOR 2013 ANNUAL MEETING

The Company’s bylaws, and in certain cases U.S. securities laws and the rules and regulations thereunder, prescribe the procedures that a shareholder must follow to nominate directors for election at an annual meeting or to bring other business before an annual meeting. The Chairman of the meeting may refuse to acknowledge the nomination of any person as a director or any other proposal by a shareholder not made in compliance with these procedures. The following summary of these procedures is qualified by reference to the Company’s bylaws, a copy of which may be obtained without charge, upon written request to Tracy G. Smith, Corporate Secretary, Optical Cable Corporation, 5290 Concourse Drive, Roanoke, Virginia 24019.

A shareholder who desires to nominate a director for election at an annual meeting must give timely written notice thereof to the Corporate Secretary of the Company by personal delivery or first class U.S. mail, postage prepaid, at the address shown above. To be timely, a shareholder’s notice must be received no later than October 26, 2012, for nominations to be made at the 2013 annual meeting. The notice must contain the information specified in the bylaws regarding the shareholder giving the notice and each person whom the shareholder wishes to nominate for election as a director of the Company, if elected.

Shareholders of the Company who desire to bring any other business that is intended to be presented at the Company’s 2013 annual meeting of shareholders must be received by the Company no later than October 26, 2012 in order that it may be included in the proxy statement and form of proxy relating to that meeting. Any such proposal must meet the applicable requirements of the Exchange Act and the rules and regulations thereunder.

ANNUAL REPORT

A copy of the Company’s annual report for the fiscal year ended October 31, 2011, including the financial statements and notes thereto, is being mailed to the shareholders of record along with this proxy statement and is also available on the Company’s web site at http://www.occfiber.com/proxy. The annual report is not incorporated by reference in this proxy statement and is not considered to be part of the proxy material.

FURTHER INFORMATION

The Company will provide without charge to each person from whom a proxy is solicited by the Board of Directors, upon the written request of any such person, a copy of the Company’s annual report on Form 10-K, including the financial statements and financial statement schedule attached as exhibits thereto, required to be filed with the U.S. Securities and Exchange Commission pursuant to the Exchange Act for the Company’s fiscal year ended October 31, 2011. These materials are available on-line at http://www.occfiber.com/proxy. You may also call the Company toll free at 1-800-622-7711, e-mail the Company at investorrelations@occfiber.com or write to the Company at 5290 Concourse Drive, Roanoke, Virginia 24019, attention Tracy G. Smith, Corporate Secretary to receive a free copy of the proxy materials. Additionally, the Company’s SEC filings are available to the public on the SEC Internet site (http://www.sec.gov).

Upon request, the Company will also furnish any other exhibit of the annual report on Form 10-K upon advance payment of reasonable out-of-pocket expenses of the Company related to the Company’s furnishing of such exhibit. Requests for copies of any exhibit should be directed to the Company at its principal executive offices, 5290 Concourse Drive, Roanoke, Virginia 24019, attention Tracy G. Smith, Corporate Secretary.

By Order of the Board of Directors

/s/ Tracy G. Smith
Tracy G. Smith
Corporate Secretary

Date: February 23, 2012

OPTICAL CABLE CORPORATION

Proxy Solicited on Behalf of the Board of Directors of Optical Cable

Corporation for the Annual Meeting of Shareholders to be Held March 27, 2012

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at - http://www.occfiber.com/proxy

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

The undersigned appoints Neil D. Wilkin, Jr. and Tracy G. Smith, or either of them, with full power of substitution, to attend the annual meeting of shareholders of Optical Cable Corporation (the “Company”) on March 27, 2012, and at any adjournments thereof, and to vote all shares which the undersigned would be entitled to vote if personally present upon the following matters set forth in the Notice of Annual Meeting and proxy statement.

1.	Election of Directors
	☐	FOR the FIVE nominees listed below	☐	WITHHOLD AUTHORITY to
		(except as marked to the contrary below)		Vote for the FIVE nominees listed below

Nominees: Neil D. Wilkin, Jr.; Randall H. Frazier; John M. Holland; Craig H. Weber and John B. Williamson, III.

(INSTRUCTION: To withhold authority for any individual nominee, write that nominee’s name in the space provided below)

2.	To ratify the appointment of KPMG LLP as the independent registered public accounting firm for the Company.

☐	FOR this proposal	☐	AGAINST this proposal	☐	ABSTAIN

3.	In their discretion, upon such other business as may properly come before the meeting and any adjournments thereof.

PLEASE DATE, SIGN AND RETURN PROXY PROMPTLY.
Receipt of Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

Shareholder’s Signature

Joint Holder’s Signature (if applicable)
Date:
When properly executed, this proxy will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of the nominees of the Board of Directors in the election of Directors, FOR proposal 2 above, and in accordance with the judgment of the person(s) voting the proxy upon such other matters properly coming before the meeting and any adjournments thereof. Please sign exactly as name(s) appear above.